KNIGHT TRADING GROUP ANNOUNCES GAAP LOSS OF $0.01

PER DILUTED SHARE FOR THIRD QUARTER 2004

GAAP loss of $0.01 per diluted share in third quarter 2004, including earnings from discontinued operations of $0.05 per diluted share from Derivative Markets

For third quarter 2003, Knight reported GAAP earnings of $0.20 per diluted share, including earnings from discontinued operations of $0.03 per diluted share from Derivative Markets

Lackluster market conditions impacted both Equity Markets and Asset Management, Knight’s continuing operations, during the third quarter 2004

JERSEY CITY, New Jersey (October 20, 2004) – Knight Trading Group, Inc. (Nasdaq: NITE) today reported a GAAP loss of $1.1 million for the third quarter of 2004, or a loss of $0.01 per diluted share. For the third quarter of 2003, the company reported GAAP earnings of $23.6 million, or $0.20 per diluted share.

As previously announced on August 9, 2004, the company entered into a definitive agreement to sell its Derivative Markets business to Citigroup for approximately $225 million in cash. In accordance with generally accepted accounting principles, the results of this business segment have been included within discontinued operations for all periods presented within both the income statements and balance sheets.

For the third quarter of 2004, the company had a net operating loss from continuing operations of $6.0 million, or a loss of $0.05 per diluted share. In addition, the company had net income from discontinued operations of $5.3 million, or $0.05 per diluted share, representing the results of the Derivative Markets business segment.

For the third quarter of 2003, the company had net operating income from continuing operations of $19.8 million, or $0.17 per diluted share. In addition, the company had net income from discontinued operations of $3.8 million, or $0.03 per diluted share, representing the results of the Derivative Markets business segment.

Revenues from continuing operations for the third quarter of 2004 were $99.4 million, compared to $143.0 million for the third quarter of 2003.

“Like other firms engaged in capital markets activities, we endured the lackluster market environment that lasted from the middle of May through September. For the third quarter, Knight had nominal operating losses of approximately 1 penny in each of our domestic equity markets and asset management businesses. Our derivatives business returned a solid operating profit, reflecting healthy volumes in the options market,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “Throughout this dreary market, we continued to make long-term investments in our infrastructure that we believe will better position us to reach our goal of being profitable in every market environment. We continued to invest in our London operation, resulting in a loss of 3 cents in the quarter. We expect our European efforts to be profitable in 2005. Listed market-making, which has the lowest revenue capture of all equity types, had a negative impact on domestic equities revenue capture. We also spent approximately $30 million in cash to repurchase 3.3 million shares of our company’s stock.”

	Q3 2004	Q3 2003
Revenues ($)	99,359,304	143,026,883
Net (loss) income from continuing operations ($)	(6,470,139)	19,800,841
Income from discontinued operations, net of tax ($)	5,343,961	3,801,711
Net (loss) income ($)	(1,126,178)	23,602,552
Net operating (loss) income from continuing operations per diluted share ($)	(0.05)	0.17
Diluted EPS from continuing operations ($)	(0.06)	0.17
Diluted EPS from discontinued operations ($)	0.05	0.03
Diluted EPS ($)	(0.01)	0.20
U.S. equity dollar value traded (in $ millions)	333,103	421,146
U.S. equity trades executed (in thousands)	41,572	47,780
Average daily U.S. equity trades (in thousands)	650	747
Nasdaq and Listed equity shares traded (in millions)	22,546	36,481
OTC Bulletin Board and Pink Sheet shares traded (in millions)	294,237	82,721
U.S. options contracts traded (in thousands)	21,953	17,117

	YTD 2004	YTD 2003
Revenues ($)	425,432,705	359,468,876
Net (loss) income from continuing operations ($)	(32,106,133)	25,224,863
Income from discontinued operations, net of tax ($)	14,948,350	3,333,333
Net (loss) income ($)	(17,157,783)	28,558,196
Net operating income from continuing operations per diluted share ($)	0.23	0.30
Diluted EPS from continuing operations ($)	(0.28)	0.22
Diluted EPS from discontinued operations ($)	0.13	0.03
Diluted EPS ($)	(0.15)	0.25
U.S. equity dollar value traded (in $ millions)	1,254,516	1,081,286
U.S. equity trades executed (in thousands)	150,222	129,115
Average daily U.S. equity trades (in thousands)	799	687
Nasdaq and Listed equity shares traded (in millions)	92,708	101,157
OTC Bulletin Board and Pink Sheet shares traded (in millions)	990,647	169,038
U.S. options contracts traded (in thousands)	64,245	46,009

“We continue to play an important role in the market by providing an unbundled, competitive execution offering across the breadth of the equity market. We are encouraged by the 30-percent increase in our year-over-year equity markets operating income to $21 million for the first nine months of 2004,” Mr. Joyce said. “Our future success is directly tied to the quality of our offerings and our ability to meet and satisfy our clients’ needs. With this in mind, we continue to manage our company for the long term to support the ongoing focus on our Equity Markets and Asset Management businesses.”

Continuing Operations

Equity Markets

During the third quarter of 2004, the Equity Markets business segment, which consists of both domestic and international equity market-making and institutional sales operations, generated total revenues of

$94.1 million compared to $124.6 million during the third quarter of 2003. In the third quarter, the Equity Markets business segment reported an operating loss of approximately $4.3 million net of taxes, which represents operating losses of approximately $1.3 million from domestic equity markets and $3.0 million from our London operations. The equity markets results include a benefit of approximately $1.8 million net of taxes, related to an adjustment to legal reserves.

Asset Management

During the third quarter of 2004, the Asset Management business segment, Deephaven, generated $6.8 million in asset management fees, compared to $13.0 million in the same period a year ago. The decrease in asset management fees reflects the reduction in incentive fees due to lower returns, partially offset by higher management fees on greater assets under management. Asset Management had approximately $3.5 billion under management at September 30, 2004 compared to $1.4 billion at September 30, 2003.

During the third quarter of 2004, there was a net inflow of approximately $350 million in assets under management. The company lost $1.6 million during the third quarter of 2004 on its investment in the Deephaven funds, down from earnings of $5.2 million in the third quarter of 2003. The company had invested $206.3 million in the Deephaven funds at the end of the third quarter of 2004.

Discontinued Operations

Derivative Markets

For the third quarter of 2004, the results of the Derivative Markets business segment were presented net of taxes within discontinued operations. The business segment principally consists of options market-making and option specialist operations. This segment generated total revenues of $47.2 million in the third quarter 2004 compared to $39.5 million during the third quarter of 2003. In the third quarter, the company had net income from discontinued operations of $5.3 million, or $0.05 per diluted share from its Derivative Markets business segment.

As of September 30, 2004, the Derivative Markets business segment had 236 employees. Excluding employees in Derivative Markets, Knight Trading Group had 675 employees at the end of the third quarter of 2004.

“During the third quarter, we entered into a definitive agreement to sell our derivative markets business to Citigroup,” Mr. Joyce said. “We concluded that Knight’s strongest future growth opportunities remain in our Equity Markets and Asset Management businesses, and that Derivative Markets has a better opportunity to reach its full potential as part of a larger company. We expect the deal to close in the fourth quarter.”

Liquidity and Stock Repurchase Plan

The company had $753.5 million in stockholders’ equity as of September 30, 2004, equivalent to a book value of $6.61 per share. As of September 30, 2004, the company had $210.0 million in cash and cash equivalents within its continuing operations and a $206.3 million investment in funds managed by Deephaven, its Asset Management business segment.

At its August 8, 2004 meeting, the Board of Directors authorized a $140 million increase in the size of the company’s stock repurchase program to $250 million from $110 million. During the third quarter of 2004, the company repurchased 3.3 million shares for approximately $30 million. To date, the company has repurchased 18.9 million shares for $120.7 million under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

As of September 30, 2004, the company had a $78 million receivable from its Derivative Markets business segment, which will be repaid on or before the closing of its sale to Citigroup.

Copies of this earnings release and other information on the company can be obtained via the Internet at the company’s web site. The company will conduct its third quarter earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, October 20, 2004. The conference call will be webcast live at 9:00 a.m. (EDT) for all investors and interested parties on Knight’s web site. In addition, the company will release its monthly volume statistics for September 2004 before the start of trading today on Knight’s web site.

On Monday, November 8, 2004, Knight will provide a live web cast of its semi-annual meeting for Analysts and Institutional Investors. All interested parties can access this event through Knight’s web site.

* * *

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knighttradinggroup.com.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its net income (loss) amounts for certain reporting periods before charges, writedowns and discontinued operations to assist the reader in understanding the impact of these charges, writedowns and discontinued operations on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS	Margaret Wyrwas	Kara Fitzsimmons
	Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knighttrading.com	Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knighttrading.com

	Greta Morley	Molly McDowell
	Assistant Vice President, Marketing Communications & Public Relations 201-557-6948 or gmorley@knighttrading.com	Analyst, Corporate Communications & Investor Relations 201-356-1723 or mmcdowell@knighttrading.com

KNIGHT TRADING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS*

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2004	2003	2004	2003
REVENUES
Net trading revenue	$33,448,976	$79,741,797	$183,129,453	$192,332,716
Commissions and fees	58,598,744	41,788,492	203,804,800	108,320,141
Asset management fees	6,804,928	12,994,069	28,843,815	36,985,896
Interest and dividends, net	1,198,974	926,031	2,828,891	2,544,278
Investment income and other	(692,318)	7,576,494	6,825,746	19,285,845

Total revenues	99,359,304	143,026,883	425,432,705	359,468,876

EXPENSES
Employee compensation and benefits	50,108,698	58,283,201	168,463,224	150,497,162
Execution and clearance fees	19,584,906	19,354,119	73,747,290	54,897,372
Payments for order flow	4,555,323	9,453,223	27,416,779	22,003,659
Soft dollar and commission recapture expense	14,309,230	1,463,474	44,321,999	3,738,795
Communications and data processing	7,867,254	6,408,166	21,583,633	21,336,416
Depreciation and amortization	3,338,134	4,378,026	10,720,438	15,020,507
Occupancy and equipment rentals	3,981,784	4,100,286	12,817,436	12,723,267
Professional fees	4,257,549	1,656,940	11,561,434	9,012,827
Business development	2,053,578	1,341,802	5,921,960	4,969,847
Writedown of assets and lease loss accrual	874,275	—	3,498,261	16,712,880
Regulatory charges and related matters	—	—	79,200,000	—
Other	(820,487)	3,165,241	4,118,364	7,032,687

Total expenses	110,110,244	109,604,478	463,370,818	317,945,419

(Loss) income from continuing operations before income taxes	(10,750,940)	33,422,405	(37,938,113)	41,523,457
Income tax (benefit) expense	(4,280,801)	13,621,564	(5,831,980)	16,298,594

Net (loss) income from continuing operations	(6,470,139)	19,800,841	(32,106,133)	25,224,863
Income from discontinued operations, net of tax	5,343,961	3,801,711	14,948,350	3,333,333

Net (loss) income	$(1,126,178)	$23,602,552	$(17,157,783)	$28,558,196

Basic earnings per share from continuing operations	$(0.06)	$0.18	$(0.28)	$0.23

Diluted earnings per share from continuing operations	$(0.06)	$0.17	$(0.28)	$0.22

Basic and diluted earnings per share from discontinued operations	$0.05	$0.03	$0.13	$0.03

Basic earnings per share	$(0.01)	$0.21	$(0.15)	$0.26

Diluted earnings per share	$(0.01)	$0.20	$(0.15)	$0.25

Shares used in computation of basic earnings per share	112,012,941	111,086,526	112,816,260	111,903,396

Shares used in computation of diluted earnings per share	112,012,941	117,698,712	112,816,260	115,984,945

*	Certain prior period amounts have been reclassified to conform to the current period presentation.

KNIGHT TRADING GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$209,990,127	$249,997,693
Securities owned, held at clearing brokers, at market value	248,581,687	201,238,570
Receivable from brokers and dealers	463,519,109	205,019,632
Receivable from discontinued operations	78,070,984	43,529,819
Investment in Deephaven sponsored funds	206,331,983	197,605,068
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	45,985,914	28,741,113
Strategic investments	26,017,902	20,496,876
Goodwill	19,182,248	16,665,074
Intangible assets, less accumulated amortization	11,701,944	11,952,000
Assets within discontinued operations	3,084,952,066	2,938,222,972
Other assets	93,757,419	87,879,509

Total assets	$4,488,091,383	$4,001,348,326

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$228,722,102	$173,118,793
Payable to brokers and dealers	293,666,960	26,813,012
Accrued compensation expense	82,240,779	94,224,406
Liabilities within discontinued operations	2,986,699,996	2,851,696,563
Accounts payable, accrued expenses and other liabilities	143,305,605	65,363,774

Total liabilities	3,734,635,442	3,211,216,548

Stockholders’ equity
Class A common shares	1,317,242	1,281,871
Additional paid-in-capital	407,067,359	370,897,405
Retained earnings	481,898,971	499,056,756
Treasury stock, at cost	(115,729,941)	(68,795,258)
Unamortized stock-based compensation	(21,097,690)	(12,308,996)

Total stockholders’ equity	753,455,941	790,131,778

Total liabilities and stockholders’ equity	$4,488,091,383	$4,001,348,326

KNIGHT TRADING GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES*

Amounts in millions, except per share data

	For the three months ended September 30, 2004
	Equity Markets	Asset Management	Discontinued Operations	Total
GAAP NET(LOSS) INCOME	$(4.8)	$(1.7)	$5.3	$(1.1)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.5	—	—	0.5
(Income) from discontinued operations	—	—	(5.3)	(5.3)

Net impact of adjustments	0.5	—	(5.3)	(4.8)

NET OPERATING LOSS FROM CONTINUING OPERATIONS	$(4.3)	$(1.7)	$—	$(6.0)

GAAP NET (LOSS) INCOME PER DILUTED SHARE	$(0.04)	$(0.01)	$0.05	$(0.01)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.00	—	—	0.00
(Income) from discontinued operations	—	—	(0.05)	(0.05)

Net impact of adjustments	0.00	—	(0.05)	(0.04)

NET OPERATING LOSS FROM CONTINUING OPERATIONS PER DILUTED SHARE	$(0.04)	$(0.01)	$—	$(0.05)

	For the three months ended September 30, 2003
	Equity Markets	Asset Management	Discontinued Operations	Total
GAAP NET INCOME	$14.0	$5.8	$3.8	$23.6

Adjustments, net of tax:
(Income) from discontinued operations	—	—	(3.8)	(3.8)

Net impact of adjustments	—	—	(3.8)	(3.8)

NET OPERATING INCOME FROM CONTINUING OPERATIONS	$14.0	$5.8	$—	$19.8

GAAP NET INCOME PER DILUTED SHARE	$0.12	$0.05	$0.03	$0.20

Adjustments, net of tax:
(Income) from discontinued operations	—	—	(0.03)	(0.03)

Net impact of adjustments	—	—	(0.03)	(0.03)

NET OPERATING INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.12	$0.05	$—	$0.17

*	Totals may not add due to rounding.

KNIGHT TRADING GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES*

Amounts in millions, except per share data

	For the nine months ended September 30, 2004
	Equity Markets	Asset Management	Discontinued Operations	Total
GAAP NET(LOSS) INCOME	$(37.5)	$5.4	$14.9	$(17.2)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	2.0	—	—	2.0
Regulatory charges and related matters	56.4	—	—	56.4
(Income) from discontinued operations	—	—	(14.9)	(14.9)

Net impact of adjustments	58.5	—	(14.9)	43.5

NET OPERATING INCOME FROM CONTINUING OPERATIONS	$21.0	$5.4	$—	$26.4

GAAP NET (LOSS) INCOME PER DILUTED SHARE	$(0.33)	$0.05	$0.13	$(0.15)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.02	—	—	0.02
Regulatory charges and related matters	0.50	—	—	0.50
(Income) from discontinued operations	—	—	(0.13)	(0.13)

Net impact of adjustments	0.52	—	(0.13)	0.39

NET OPERATING INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.19	$0.05	$—	$0.23

	For the nine months ended September 30, 2003
	Equity Markets	Asset Management	Discontinued Operations	Total
GAAP NET INCOME	$6.3	$19.0	$3.3	$28.6

Adjustments, net of tax:
Writedown of assets and lease loss accrual	9.9	—	—	9.9
(Income) from discontinued operations	—	—	(3.3)	(3.3)

Net impact of adjustments	9.9	—	(3.3)	6.5

NET OPERATING INCOME FROM CONTINUING OPERATIONS	$16.1	$19.0	$—	$35.1

GAAP NET INCOME PER DILUTED SHARE	$0.05	$0.16	$0.03	$0.25

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.08	—	—	0.08
(Income) from discontinued operations	—	—	(0.03)	(0.03)

Net impact of adjustments	0.08	—	(0.03)	0.06

NET OPERATING INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.14	$0.16	$—	$0.30

*	Totals may not add due to rounding.